Exhibit 10.2
[***] = Certain information contained in this document has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.
AIRCRAFT PURCHASE AGREEMENT
    This AIRCRAFT PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 11, 2024 (the “Effective Date”), by and between N125XP LLC, a Delaware limited liability company (“Seller”), and M&N Equipment, LLC dba M&N Aviation, a Wyoming limited liability company (“Purchaser”).

W I T N E S S E T H:
A.WHEREAS, Seller desires to sell the Aircraft to Purchaser, and Purchaser desires to purchase the Aircraft from Seller, upon the terms and subject to the conditions set forth herein.
B.WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article I.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, obligations and agreements herein contained, the parties, intending to be legally bound hereby, agree as follows:
ARTICLE I. DEFINITIONS
The following terms shall have the following meanings for all purposes of this Agreement:
“Aircraft” means (i) that certain Raytheon Aircraft Company model Hawker 800XP aircraft bearing manufacturer’s serial number [***] and U.S. Registration Number N125XP (the “Airframe”) equipped with two (2) Honeywell model TFE731-5BR aircraft engines bearing manufacturer’s serial numbers [***] and [***] (the “Engines”) and one (1) Honeywell model GTCP36-150(W) auxiliary power unit bearing manufacturer’s serial number [***] (the “APU”), (ii) all appurtenances, appliances, parts, instruments, components, accessions, furnishings and other equipment incorporated in or attached to any of the foregoing, (iii) all components, electronics, loose equipment, and accessories normally used or stored aboard the Aircraft or in Seller’s possession and control or as otherwise identified on Exhibit A (e.g., china, glassware, flatware, flyaway kits, medical kits, and life rafts) (collectively, the “Equipment”), and (iv) all Aircraft Documents.
“Aircraft Documents” means all (i) documents and records required to be maintained by the FAA with respect to the Aircraft for Part 91 and 135 operations (including electronic versions), Airframe, Engine, and APU logbooks and maintenance records, flight operations manuals and checklists (most current revision), weight and balance manuals, FAA Form 8130-3s (or foreign equivalents), yellow tags, and other parts traceability records, fireblock certificates, task cards, overhaul records, wiring diagrams, completion manuals, supplemental type certificates, and engineering diagrams relating to the Aircraft, and (ii) all other documents and records in Seller’s possession and control that relate to the Aircraft.
“Airworthiness” or “Airworthy” or “Airworthy Condition” means that Purchaser’s Representative has determined that (i) the Aircraft is in a condition required to hold the current Airworthiness Certificate; (ii) the Aircraft conforms to the type certification issued by the FAA with respect to the type of aircraft which includes the Aircraft, including any Supplemental Type Certificates; (iii) the Aircraft is in a condition for safe operation; and (iv) the Aircraft is returned to service in accordance with applicable regulations, including those set forth in Parts 91 and 135.

“Business Day” means any day of the year (other than a Saturday or a Sunday) in which banks are authorized to operate or are not required to close in the State of New York and, only when being used with respect to the Closing Date, a day in which the FAA Registry is open for filing documents.
“Cape Town Convention” means, collectively, the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment which were adopted on November 16, 2001 at a diplomatic conference held in Cape Town, South Africa.
“Closing” means the consummation of the purchase and sale transaction contemplated by this Agreement, as described in Article 4.5.
“Closing Date” means the date Closing is completed.
“Delivery Location” means a mutually agreed upon location within the continental United States that does not give rise to adverse tax consequences to the parties.
“Delivery Receipt” means an Aircraft Delivery Receipt in the form of Exhibit B, attached hereto.
“Deposit” means the purchase money deposit in the sum of $1,861,577.00, which has been deposited with Seller.
“Discrepancy” means (i) items/conditions discovered during the Inspection that do not comply with the Post-Closing Delivery Condition, and (ii) any deferred or extended repairs, maintenance, or inspections, including but not limited to items on the Minimum Equipment List, that exist as of the Closing Date.
“Escrow Agent” means Insured Aircraft Title Service, LLC, 21 E. Main Street, Suite 100, Oklahoma City, Oklahoma 73104.
“Escrow Fees” means the fees and expenses of the Escrow Agent relating to the transactions contemplated hereby which shall be split equally between Purchaser and Seller (but shall not include any fees charged by Escrow Agent to either of the parties with respect to applying as a transacting user entity on the International Registry).
“FAA” means the United States of America Federal Aviation Administration and all successor agencies.
“FAA Airworthiness Certificate” means a United States Standard Airworthiness Certificate (FAA Form 8100-2).
“FAA Bill of Sale” means an FAA Aeronautical Center Form 8050-2 Aircraft Bill of Sale in a form recordable by the FAA.
“FAA Registry” means the FAA Civil Aircraft Registry, Aircraft Registration Branch, Mike Monroney Aeronautical Center, 6500 South MacArthur Boulevard, Oklahoma City, Oklahoma 73169.
“International Interest” has the meaning given to it in the Cape Town Convention.
“International Registry” means the international registry located in Dublin, Ireland, established pursuant to the Cape Town Convention.
“International Registry Procedures” means the official English language text of the Procedures of the International Registry issued by the supervisory authority thereof pursuant to the Cape Town Convention.

“International Registry Regulations” means the official English language text of the Regulations of the International Registry issued by the supervisory authority thereof pursuant to the Cape Town Convention.
“Lien” means any lien, mortgage, security interest, title defect, lease, and/or other notation, claim, charge, International Interest, encumbrance, and/or right of others.
“Material Corrosion” means corrosion (or history of corrosion) of the Aircraft or any part or component thereof beyond manufacturer’s tolerances, limitations, or specifications (i) the repair of which constitutes Material Damage, or (ii) which cannot be repaired, rectified and terminated on a non-recurring basis such that the Aircraft can be Returned to Service without a requirement of repetitive or recurring inspections which deviate from the Aircraft manufacturer’s normal maintenance procedures or require modifications to the normal component life limitations, overhaul and/or inspection intervals for the Aircraft.
“Material Damage” means any damage (or history of damage) to the Aircraft or any part thereof that (a) requires or required the issuance of an FAA Form 337 or any foreign equivalent or that requires or required an alteration or repair which would constitute a “major repair” as such term is defined in 14 C.F.R., Part 43, Appendix A and recorded in a manner prescribed by 14 C.F.R., Part 43, Appendix B, or foreign equivalent, (b) requires or required any deviation from the original approved manufacturer’s aircraft build specification or standard production configuration, (c) requires repetitive or recurring or non-standard inspections which deviate from the Aircraft manufacturer’s normal maintenance procedures or required modifications to the normal component life limitations, overhaul and/or inspection intervals for the Aircraft, and/or (iv) bird strikes, lightning strikes, or hail damage.
“Purchase Price” means the amount of $2,753,628.00.
“Purchaser Registration Documents” means an FAA Form AC 8050-1 Aircraft Registration Application, and any other documents necessary to register the Aircraft in Purchaser’s name with the FAA Registry.
“Purchaser Representative” means a mutually agreed upon representative.
“Total Loss” means, with respect to the Aircraft (including for the purposes of this definition, the Airframe and Engines), the total loss or the loss of the use thereof due to theft, disappearance, destruction or the requisition or taking of use of the Aircraft or any substantial part thereof by any governmental entity; and/or any damage to the Aircraft or any part thereof to any extent which, in the opinion of the insurers with which the Aircraft is insured, renders repair impractical or uneconomic; and/or any other event which is treated by the insurers with which the Aircraft is insured, or by Seller or any governmental entity having jurisdiction thereof, as a total loss of the Aircraft.
“Warranty Bill of Sale” means a Warranty Bill of Sale for the Aircraft in the form of Exhibit C, attached hereto.

ARTICLE II. AGREEMENT TO BUY AND SELL
2.1 Agreement. For and in consideration of the Purchase Price, on the Closing Date, Seller shall sell and deliver the Aircraft to Purchaser, and Purchaser shall purchase and accept delivery of the Aircraft from Seller, on and subject to the terms and conditions set forth herein.
2.2 Deposit. Seller is in possession of the Deposit.

ARTICLE III. DELIVERY CONDITION AND INSPECTION
3.1 Closing Date Delivery Condition. At Closing, the Aircraft will be delivered to Purchaser at the Delivery Location in “as-is, where-is” physical condition.
3.2 Post-Closing Delivery Condition. “Post-Closing Delivery Condition” means:
3.2.1 With all Equipment and Aircraft Documents, which shall be in original, current, up to date (latest revision of each as applicable), complete (including hard copy, digital, or similar formats as applicable), accurate, and consecutive condition and in English;
3.2.2 With a valid Standard US Airworthiness Certificate with no exceptions or limitations other than those common to aircraft of similar make, model, and production year;
3.2.3 In airworthy condition and suitable for operations under Part 91 and 135 of the Federal Aviation Regulations;
3.2.4 With all systems, avionics, equipment, parts, and components of the Aircraft in normal working order and each operating in a manner that is consistent with the standard manufacturers’ specifications;
3.2.5 In compliance with all FAA Airworthiness Directives (“AD”) and mandatory service bulletins that are due prior to the Closing, without deferment or extensions, and, if any terminating action is due, such action shall have been completed;
3.2.6 With all maintenance and inspections (hourly, calendar, and cycles) in accordance with its current FAR Part 135 FAA approved maintenance program, current through the Closing with no deferments or extensions;
3.2.7 With no engineering dispositions or technical variances, or non-standard or recurring inspections or intervals outside of the manufacturer’s recommended maintenance program or maintenance manual;
3.2.8 Enrolled and current on a computerized maintenance tracking program;
3.2.9 With any remaining factory and vendor warranties transferable to Purchaser or available for follow on contracts in accordance with their respective terms;
3.2.10 With no parts, systems or components installed in the Aircraft on a temporary, loan, or exchange basis;
3.2.11 With no Material Damage or Material Corrosion identified during the Inspection; and
3.2.12 With no missing placards and with Seller’s company name and logos removed or deleted from the interior and exterior of the Aircraft (including Airshow).
3.3 Post-Closing Inspection. At a mutually agreed upon time and location, within ninety (90) days from Closing, Purchaser, at Purchaser’s expense, shall have the right to conduct an evaluation in accordance with the Inspection Workscope attached hereto as Exhibit E (the “Inspection”). The timeline for the Post-Closing Inspection will be extended if Seller’s actions or omissions restrict Purchaser’s ability to perform the Inspection.

3.4 Discrepancy Correction. Following completion of the Inspection (evidenced by Sellers receipt of a written report of Discrepancies) Seller, at Seller’s expense, will cause the correction of Discrepancies.

3.5 Holdback. At Closing, as security for Seller’s obligation to correct the Discrepancies, Purchaser will retain fifteen percent (15%) of the Purchase Price (“Holdback”). At Purchaser’s discretion, Purchaser may waive Seller’s obligation to correct a Discrepancy and the cost of such correction will be credited back to Purchaser from the Holdback.
ARTICLE IV. CLOSING PROCEDURES
4.1 Purchaser’s Pre-Closing Obligations. On or prior to the Closing Date, Purchaser shall (i) position or cause to be positioned with Escrow Agent: (1) a signed and undated Delivery Receipt and Assignment of Warranties, attached hereto as Exhibit D, (2) the Purchaser Registration Documents, (3) any necessary documents to release the Aircraft from the Security Agreement in favor of Purchaser (“BSA”), (4) Purchaser’s half of Escrow Fees, and (iii) register as a Transacting User Entity and designate the Escrow Agent as its Professional User Entity on the International Registry.
4.2 Seller’s Pre-Closing Obligations. On or prior to the Closing Date: Seller shall: (i) position the Aircraft to the Delivery Location; (ii) register as a Transacting User Entity and designate the Escrow Agent as its Professional User Entity on the International Registry, and (iii) pre-position or cause to be pre-positioned with the Escrow Agent: (1) an undated, but otherwise fully executed Warranty Bill of Sale conveying title from Seller to Purchaser; (2) an undated, but otherwise executed Assignment of Warranties; (3) an undated, but otherwise fully executed FAA Bill of Sale conveying title from Seller to Purchaser; (4) any necessary Lien release documents, (5) Seller’s half of Escrow Fees, and (6) any other documents necessary to transfer title from Seller to Purchaser or accomplish the intent of this Agreement.
    THE PRE-POSITIONING OF ANY DOCUMENT OR THE BALANCE OF THE PURCHASE PRICE WITH THE ESCROW AGENT IS FOR THE CONVENIENCE OF THE PARTIES ONLY SO THAT THEY MAY BE RELEASED AT THE ORAL OR WRITTEN DIRECTION OF THE DEPOSITING PARTIES FOLLOWING SATISFACTION OF ANY CONDITIONS CONTAINED HEREIN AND SHALL NOT BE CONSTRUED AS OR IMPLY ACCEPTANCE OF THE AIRCRAFT OR CONVEYANCE OF TITLE THERETO, WHICH MAY ONLY OCCUR AS SPECIFICALLY PROVIDED IN THIS AGREEMENT.
4.3 Conditions Precedent to Seller’s Obligations. Seller’s obligation to sell and deliver the Aircraft to Purchaser on the Closing Date shall be subject to the following conditions precedent:
4.3.1 Purchaser shall not be in breach or default of any of Purchaser’s obligations arising under this Agreement;
4.3.2 All of Purchaser’s representations set forth in Article 5.2 shall be true and accurate as of the time of Closing;

4.3.3 Purchaser shall have paid all costs agreed to be paid by Purchaser in this Agreement;
4.3.4 Purchaser shall have complied with its obligations in Article 4.1 above; and
4.3.5 Purchaser shall have performed and complied with all of the terms, conditions and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.
4.4 Conditions Precedent to Purchaser’s Obligations. Purchaser’s obligation to purchase and accept delivery of the Aircraft from Seller on the Closing Date shall be subject to the following conditions precedent:
4.4.1 Seller shall not be in breach or default of any of Seller’s obligations arising under this Agreement;
4.4.2 All of Seller’s representations set forth in Article 5.1 shall be true and accurate as of the time of Closing;
4.4.3 Seller shall have delivered or caused to be delivered the items identified in Article 4.2 required to be delivered by it; and
4.4.4 Seller shall have performed and complied with all of the terms, conditions and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.
4.5    Closing. Closing shall begin on a mutually agreed upon date and time. The parties shall perform the following closing deliverables in the order presented, the consummation of which shall constitute the “Closing”:
4.5.1        Escrow Agent shall confirm in writing to Purchaser that all proper up to date searches for Liens have been completed by the Escrow Agent on the Aircraft (including the Engines) with the International Registry and the FAA Registry, all showing that there are no Liens (other than Liens which the Escrow Agent or Seller shall be able to discharge at Closing in accordance with this Agreement).
4.5.2        Escrow Agent shall confirm to the parties that it has received the items set forth in Articles 4.1 and 4.2;
4.5.3        Seller shall confirm to Purchaser and Escrow Agent in writing via email that the conditions precedent to Seller’s obligations as set forth in Article 4.3 have been satisfied or waived;
4.5.4         Purchaser shall confirm to Seller and Escrow Agent in writing via email that the conditions precedent to Purchaser’s obligations as set forth in Article 4.4 have been satisfied or waived;
4.5.5         Upon receipt of the confirmations in Articles 4.5.3. and 4.5.4, the Escrow Agent, without any further instruction from the parties, shall: (a) date and file any lien release documents necessary to discharge any Liens against the Aircraft, (b) date and submit for filing with the FAA Registry the FAA Bill of Sale and Purchaser Registration Documents, (c) date and release to Purchaser a copy of the Warranty Bill of Sale and Assignment of Warranties, (d) complete, date and release to Seller a copy of the Delivery Receipt (with the time of delivery thereunder being the same as the time that the Escrow Agent submits the FAA Bill of Sale for filing with the FAA), (e) make all necessary discharges and registrations on the International Registry, and (f) retain the Escrow Fees for its services.

4.5.6    Immediately upon Escrow Agent’s submission for filing the FAA Bill of Sale in accordance with Article 4.5.5.2, Purchaser shall wire the Purchase Price, less the Holdback, to Seller, and Seller shall transfer possession over, and Purchaser shall accept delivery of, the Aircraft at the Delivery Location.
4.5.7    During the performance of the above Closing actions by Escrow Agent, Purchaser shall provide to Seller a fuel receipt (or similar third-party verification) issued at the Delivery Location with respect to the Aircraft, a copy of which the parties shall attach to the Delivery Receipt.

ARTICLE V. REPRESENTATIONS AND WARRANTIES
5.1 Seller’s Representations and Warranties. Seller hereby represents and warrants that, as of the date hereof, and as of the Closing:
5.1.1 Seller is duly formed limited liability company, validly existing, and in good standing, having the capacity to sue and be sued in its own name, having full power, legal right and authority to carry on its business as currently conducted, and to execute, deliver and perform the provisions of this Agreement;
5.1.2 The execution, delivery, and performance by Seller of this Agreement, and the sale of the Aircraft, has been duly authorized by all necessary action on behalf of Seller and do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which Seller is a party;
5.1.3 The person executing this Agreement on behalf of Seller has full power and authority to do so;
5.1.4 Neither it nor any of its employees (or any assignee as defined in Article 8.7 hereof) are listed by the United States Department of Treasury on the Specifically Designated Nationals and Blocked Persons List or by the United States Department of Commerce on the Denied Persons List. There exists no United States prohibition on the transactions contemplated by this Agreement related to the identity, citizenship, location or business of Seller or to the purpose for which the Aircraft was previously used;
5.1.5 Seller has not entered into any other agreements under which it has agreed to sell or lease or otherwise encumber the Aircraft or any part thereof, other than this Agreement or any Liens that are to be discharged at Closing.
5.1.6 This Agreement constitutes the legal, valid and binding obligations of Seller and is enforceable against Seller in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of contractual obligations and creditors’ rights generally and by the application of equitable principles by courts of competent jurisdiction, sitting at law or in equity; and
5.1.7 Seller is the lawful beneficial owner of the Aircraft as of the date of execution of this Agreement, and at the time of the Closing, will convey good and marketable title to the Aircraft, free and clear of all Liens to Purchaser, and Seller will warrant and defend such title forever against all claims and demands whatsoever.

5.1.8 Seller has paid any and all taxes, fees, duties, penalties, charges, invoices, and statements arising from any purchase, sale, delivery, transfer, possessions, use, storage, operation, consumption, or registration of the Aircraft prior to the Closing (“Amounts Owed”), provided that, if Amounts Owed are not yet due, imposed, levied, or assessed against Seller or the Aircraft, Seller will pay such Amounts Owed when due, imposed, levied, or assessed and will defend and hold Purchaser harmless from such Amounts Owed.
5.1.9 Seller has not entered into any agreement for commissions, brokerage fees or similar fees to be paid upon transfer of the Aircraft that would become the obligation of Purchaser or a lien on the Aircraft nor does Seller have any agreement or arrangement to pay any consideration whatsoever, directly or indirectly, to any employee, agent or independent contractor of Purchaser.
5.2 Purchaser’s Representations and Warranties. Purchaser hereby represents and warrants that, as of the date hereof, and as of the Closing:
5.2.1 Purchaser is a duly formed limited liability company, validly existing, and in good standing, having the capacity to sue and be sued in its own name, having full power, legal right and authority to carry on its business as currently conducted, and to execute, deliver and perform the provisions of this Agreement;
5.2.2 The execution, delivery, and performance by Purchaser of this Agreement, and the acquisition of the Aircraft, has been duly authorized by all necessary action on behalf of Purchaser and do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which Purchaser is a party;
5.2.3 The person executing this Agreement on behalf of Purchaser has full power and authority to do so;
5.2.4 This Agreement constitutes the legal, valid and binding obligations of Purchaser and is enforceable against Purchaser in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of contractual obligations and creditors’ rights generally and by the application of equitable principles by courts of competent jurisdiction, sitting at law or in equity;
5.2.5 Purchaser has not entered into any agreement for commissions, brokerage fees or similar fees to be paid upon transfer of the Aircraft that would become the obligation of Seller or a lien on the Aircraft nor does Purchaser have any agreement or arrangement to pay any consideration whatsoever, directly or indirectly, to any employee, agent or independent contractor of Seller;
5.2.6 Neither Purchaser nor any of its employees (or any assignee as defined in Article 8.7 hereof) is listed by the United States Department of Treasury on the Specifically Designated Nationals and Blocked Persons List or by the United States Department of Commerce on the Denied Persons List. There exists no United States prohibition on the transactions contemplated by this Agreement related to the identity, citizenship, location or business of Purchaser (or its assignee) or to the purpose for which Purchaser (or its assignee) will use the Aircraft; and

5.2.7 No portion of the Purchase Price is derived from Anti-Money Laundering Laws, meaning those laws, regulations and sanctions, state and federal, criminal and civil, that (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (c) require identification and documentation of the parties with whom a financial institution conducts business; or (d) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the Patriot Act, the Bank Secrecy Act, the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

ARTICLE VI. DISCLAIMER
6.1 DISCLAIMER AND LIMITATION OF LIABILITY. EXCEPT FOR SELLER’S WARRANTIES MADE IN SECTION 5.1 HEREIN AND THE WARRANTY OF TITLE TO THE AIRCRAFT AS SET FORTH HEREIN AND IN THE WARRANTY BILL OF SALE, THE AIRCRAFT AND EACH PART THEREOF IS BEING SOLD AND DELIVERED TO PURCHASER IN “AS IS, WHERE IS, WITH ALL FAULTS” CONDITION ON THE CLOSING DATE, WITHOUT ANY REPRESENTATION, WARRANTY OR GUARANTY OF ANY KIND BEING MADE OR GIVEN BY SELLER, ITS SHAREHOLDERS, MEMBERS, DIRECTORS, OFFICERS, MANAGERS, AGENTS, EMPLOYEES OR ATTORNEYS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE AND SELLER DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES WHETHER ARISING IN LAW, IN EQUITY, IN CONTRACT OR IN TORT, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, AIRWORTHINESS, DESIGN, CONDITION, OR FITNESS FOR A PARTICULAR USE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT FOR SELLER’S WARRANTY OF TITLE TO THE AIRCRAFT AS SET FORTH HEREIN AND IN THE WARRANTY BILL OF SALE, SELLER SHALL NOT BE LIABLE OR RESPONSIBLE TO PURCHASER FOR ANY DEFECTS, EITHER PATENT OR LATENT IN THE AIRCRAFT OR FOR ANY DIRECT OR INDIRECT DAMAGE TO PERSONS OR PROPERTIES RESULTING THEREFROM OR FOR PURCHASER’S LOSS OF USE OF OR A DIMINUTION IN VALUE OF THE AIRCRAFT OR FOR ANY INTERRUPTION IN PURCHASER’S BUSINESS CAUSED BY PURCHASER’S INABILITY TO USE THE AIRCRAFT FOR ANY REASON WHATSOEVER.
6.2 EXCEPT IN CASES OF FRAUD OR WILFUL MISCONDUCT, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS, LOSS OF BUSINESS, LOSS OF USE OR ANY OTHER INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING OUT OF OR RELATED TO THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DELAY IN CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO SUCH DAMAGES.

ARTICLE VII. TAXES
7.1 Seller’s Taxes. Seller has paid and/or shall bear, and shall defend, indemnify and hold Purchaser harmless from and against, any and all sales, use, value added, excise and other similar taxes (including excise-equivalent customs duty), and any and all taxes, fees, duties, interest, penalties, charges, invoices, claims, assessments and statements imposed or imposable by any federal, state, county, local, foreign or other governmental authority, entity or party arising from any purchase, sale, lease, delivery, transfer, possession, use, storage, operation, maintenance, consumption, or registration of the Aircraft prior to the Closing. In the event Purchaser receives written notice of any audit, claim, assessment or proposed assessment of any tax for which Seller may be responsible under this Article 7.1, Purchaser shall notify Seller within ten (10) Business Days thereof, and Seller and Purchaser shall reasonably cooperate to manage and/or defend any such audit, claim, assessment or proposed assessment.
7.2 Purchaser’s Taxes. Purchaser shall bear, and shall defend, indemnify and hold Seller harmless from and against any and all sales, use, value added, excise and other similar taxes (including excise-equivalent customs duty), and any taxes, fees, duties, interest, penalties, charges, invoices, claims and statements relating thereto, which may be imposed by any federal, state, county, local, foreign or other governmental authority as a result of the sale, delivery or transfer of the Aircraft to Purchaser, or the ownership, possession, use or storage of the Aircraft after the Closing, except to the extent (i) imposed on or measured by Seller’s income or (ii) related to a period (or portion thereof) ending on or prior to the Closing. In the event Seller receives written notice of any audit, claim, assessment or proposed assessment of any tax for which Purchaser may be responsible under this Article 7.2, Seller shall notify Purchaser within ten (10) Business Days thereof, and Seller and Purchaser shall reasonably cooperate to manage and/or defend any such audit, claim, assessment or proposed assessment.
7.3 Mitigation. Seller and Purchaser shall cooperate to mitigate any Taxes that may be imposed upon either party as a result of the sale and delivery of the Aircraft pursuant to this Agreement, including (if necessary) changing the Delivery Location and provision of applicable exemption certificates, affidavits, or other similar paperwork.

ARTICLE VIII. MISCELLANEOUS
8.1 Manufacturer Warranties. Seller shall cause all rights under any manufacturer warranties to be assigned and transferred to Purchaser, or its designee, at Purchaser’s expense, effective at the time of the Closing. Seller shall execute and/or provide whatever documents or agreements may be necessary or convenient to vest all rights under such manufacturer warranties in Purchaser, or its designee, maintain their continuity, and to permit Purchaser, or its designee, to assert or process claims thereunder. Seller shall reasonably assist Purchaser in maintaining continuity of and transferring any warranties and shall execute whatever documents or agreements may be required to vest all rights under such warranties in Purchaser and to permit Purchaser to assert or process claims thereunder. The foregoing is subject to the terms and conditions of each warranty. The obligations of this Section shall survive Closing.
8.2 Risk of Loss, Damage or Destruction of Aircraft.

8.2.1 Risk of Loss. Except for Discrepancies discovered during the Post-Closing Inspection, title to, and risk of loss, injury, destruction or damage to the Aircraft, shall pass from Seller to Purchaser at the time that, (i) the Purchase Price is released to Seller, and (ii) the FAA Bill of Sale and Warranty Bill of Sale are released to Purchaser, and (iii) Seller delivers possession of the Aircraft to Purchaser.
8.2.2 Destruction or Damage. Notwithstanding any contrary provision of this Agreement, if at any time prior to the Closing the Aircraft is destroyed or damaged in such a manner that constitutes a Total Loss, Seller will pay any Escrow Agent fees, the Deposit, in Purchaser’s sole discretion, will (i) be returned to Purchaser, or (ii) continue to be held by Seller in accordance with the Aircraft Operator Agreement, as amended from time-to-time, originally entered into on March 22, 2022 between Blade Urban Air Mobility, Inc., M&N Equipment, LLC d/b/a M&N Aviation, Aviation Bridge, LLC, and Atlas Jet, Inc. or follow on agreement as applicable (“Operator Agreement”), and Seller shall reimburse Purchaser for all documented costs incurred by Purchaser related to the attempted purchase of the Aircraft (including attorney’s fees), and upon receipt of such amounts, this Agreement shall terminate and be of no further force or effect. In the event of any damage to the Aircraft following the Effective Date (other than Total Loss occurring prior to Closing), Seller shall promptly notify Purchaser in writing of such damage. Purchaser will have the right, but not the obligation, to have its technical representatives inspect the Aircraft within ten (10) days of Seller’s notification to Purchaser (“Damage Inspection”). Purchaser shall, within five (5) Business Days of receipt of Seller’s notice or upon completion of its Damage Inspection, whichever occurs later, notify Seller in writing (such notice, the “Damage Election”) whether it desires (i) that the Aircraft be repaired by Seller in anticipation of the Closing, or (ii) to terminate this Agreement. In the event that Purchaser elects to terminate this Agreement as a result of damage in accordance with this Article 8.2.2, Seller will pay any Escrow Agent fees, the Deposit, in Purchaser’s sole discretion, will (a) be returned to Purchaser, or (b) continue to be held by Seller in accordance with Operator Agreement, and Seller shall reimburse Purchaser for all documented costs incurred by Purchaser related to the attempted purchase of the Aircraft (including attorney’s fees), and upon receipt of such amounts, this Agreement shall terminate and be of no further force or effect and the parties shall have no further obligations or liabilities with respect to this Agreement.
8.3 Termination and Default.
8.3.1 Purchaser’s Right to Terminate. This Agreement may be terminated by Purchaser at any time prior to Closing. If Purchaser elects to terminate this Agreement Seller will pay any Escrow Agent fees, the Deposit, in Purchaser’s sole discretion, will (i) be returned to Purchaser, or (ii) continue to be held by Seller in accordance with Operator Agreement, and Seller shall reimburse Purchaser for all documented costs incurred by Purchaser related to the attempted purchase of the Aircraft (including attorney’s fees), and upon receipt of such amounts.
8.3.2 Purchaser’s Default. Seller shall have the right to terminate this Agreement in the event of a breach by Purchaser of any material provision of this Agreement (provided that Seller is in compliance with its material obligations under this Agreement) which breach is not cured within one (1) year of the delivery to Purchaser of written notice thereof from Seller or which breach by its nature cannot be cured prior to Closing. Upon Seller’s termination of this Agreement under this Article 8.3.2, Seller will pay any Escrow Agent fees, the Deposit, in Purchaser’s sole discretion, will (i) be returned to Purchaser, or (ii) continue to be held by

Seller in accordance with Operator Agreement, and Seller shall reimburse Purchaser for all documented costs incurred by Purchaser related to the attempted purchase of the Aircraft (including attorney’s fees), and upon receipt of such amounts. The foregoing shall be the sole remedy available to Seller for breach of contract by Purchaser under this Agreement, and Seller waives any other remedies that may be available to Seller at law or in equity for breach of contract.
8.4 Amendments. The provisions of this Agreement may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by both parties hereto.
8.5 Severability. Any provision of this Agreement that may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.6 Assignment. Purchaser may freely assign this Agreement. Seller may not assign this Agreement.
8.7 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns.
8.8 Interpretation. The division of this Agreement into Articles, and the insertion of headings, are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The words “hereof,” “herein,” “hereunder,” and words of similar import shall refer to this Agreement as a whole and not to any particular provision thereof. When used herein, the words “include” and “including” shall be construed as “include, without limitation” and “including, without limitation.” Except as expressly identified, all dollar amounts are in United States Dollars.
8.9 Counterparts. This Agreement may be fully executed in two or more counterparts by each of the parties hereto, such counterparts together constituting but one and the same instrument. Such counterparts may be exchanged via email or other electronic transmission. Electronic signatures through DocuSign are acceptable and will act to create enforceable obligations to the same extent as an original signature.
8.10 Notices. All communications, declarations, demands, consents, directions, approvals, instructions, requests and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered personally or transmitted electronically by email, or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, delivery charge or postage prepaid, on the date shown on the receipt therefor, in each case at the address set forth below:

If to Seller:            [***]
    If to Purchaser:            [***]
    If to Escrow Agent:        [***]

8.11 Attorney Fees. In the event it becomes necessary to enforce the terms of this Agreement by litigation or otherwise, the prevailing party shall be entitled to recover its reasonable attorney fees and court costs from the party in breach, including any such fees or costs arising from subsequent appeals and efforts to execute on any judgment.
8.12 Non-Waiver. Any failure at any time of either party to enforce any provision of this Agreement shall not constitute a waiver of such provision or prejudice the right of such party to enforce such provision at any subsequent time.
8.13 Entire Agreement. The parties agree that the terms and conditions of this Agreement, together with all Schedules and Exhibits, constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties, express or implied including, but not limited to, any offer to purchase or letter of intent.
8.14 Transaction Costs and Expenses. Except as otherwise set forth herein, each party to this Agreement shall bear its own transaction costs and expenses, including, without limitation, any brokers’ commissions and/or attorneys’ fees. Seller and Purchaser will equally split the Escrow Fees. Each party hereto agrees to indemnify and hold the other harmless from and against any claims made by any broker, consultant or other party claiming an interest in the Aircraft or the Purchase Price arising from an actual or alleged relationship or agreement with the indemnifying party.
8.15 Survival. In addition to terms that expressly state survival herein, the representations, warranties, and indemnification obligations of Purchaser and Seller shall survive the Closing in perpetuity. Further, any provisions related to Post-Closing Delivery Condition, Inspection, Holdback, or Discrepancies shall survive until such time that the Holdback is returned to Seller.
8.16 Time is of the Essence. Time shall be of the essence for all events contemplated hereunder.
8.17 Further Assurances. Each of the parties hereto covenants and agrees to execute such other and further documents relating to the matters set forth herein and to take or cause to be taken such other and further actions, as may be reasonably necessary or appropriate to carry out the purposes and intent of this Agreement, and to consummate the transactions contemplated hereby.
8.18 Governing Law/Jurisdiction and Venue. This Agreement shall be governed by the laws of the State of New York without consideration to its choice of law provisions other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law. The parties submit to the exclusive jurisdiction, including personal jurisdiction, of the state or federal courts located in New York, NY, and the parties agree not to raise, and waive, any objections or defenses based upon venue and forum non conveniens. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement, or the transactions contemplated by this Agreement. The parties expressly waive their right to trial by jury.
8.19 Cape Town Convention
8.19.1 Prior to the Closing, Purchaser shall become a “transacting user entity,” and Seller shall become a “transacting user entity” with the International Registry. Each of Purchaser and

Seller shall bear its own expense in doing so and such expenses shall not be considered Escrow Fees.
8.19.2 Each party shall provide to the other, as a condition to Closing, evidence that it has been approved by the International Registry as a “transacting user entity” and has duly registered with, is authorized to make filings with and has received all approvals from the International Registry and has appointed an “administrator” (as such term is defined and used in the International Registry Procedures and International Registry Regulations).
8.19.3 Each party shall, as a condition to Closing, authorize Escrow Agent to act as, and shall designate Escrow Agent or another mutually agreed party as, its “professional user entity” (as such term is defined and used in the International Registry Procedures and International Registry Regulations) to effect, amend, discharge and consent to registrations with respect to the Airframe and the Engines on its behalf. Neither Seller nor Purchaser shall revoke such authorization until after the earlier to occur of (i) the discharge of any International Interests and registration of a Contract of Sale of the Airframe and Engines with the International Registry following release of the Warranty Bill of Sale conveying the Aircraft from Seller to Purchaser or (ii) termination of this Agreement in accordance with its terms. Purchaser shall have no right to and hereby agrees that it will not register, consent to or allow any third party (including, without limitation, any prospective lender or assignee) to register any Contract of Sale, Prospective Sale, International Interest or Prospective International Interest with respect to the Airframe or Engines until title to the Aircraft has been conveyed to Purchaser at the Closing, and if there has been any such registration, take all necessary actions to discharge or cause to discharge such registration immediately at its sole cost and expense.
8.19.4 Purchaser and Seller shall cooperate to cause Escrow Agent, as a professional user entity, to register a Contract of Sale of the Airframe and the Engines with the International Registry immediately after release of the Warranty Bill of Sale. Seller and Purchaser each hereby expressly consents to the registration of the Contract of Sale with respect to the Airframe and the Engines.
8.19.5 Immediately prior to Closing, the Escrow Agent shall obtain a Priority Search Certificate (as such term is defined and used in the International Registry Procedures and the International Registry Regulations) from the International Registry with respect to the Airframe and the Engines) confirming that no prior International Interest exists that will not be otherwise discharged at Closing with respect to the Airframe and the Engines. Any Priority Search Certificate obtained by the Escrow Agent from the International Registry with respect to the Airframe and the Engines shall identify the Purchaser and the Seller as having the benefit of the search.
8.19.6 If, in the event of termination of this Agreement for any reason whatsoever, any International Interest, Prospective International Interest, Contract of Sale, Prospective Contract of Sale or other interest has been filed or registered against the Airframe and/or Engines as a result of the acts or omissions of Purchaser, or by Purchaser or any person claiming by, through or under Purchaser or consented to by Purchaser, Purchaser hereby irrevocably authorizes and directs the Escrow Agent to cause the discharge of any such filing or registration not later than one (1) Business Day after the Escrow Agent becomes aware of any such filing or registration. Seller shall have all of the rights available to it under law or in equity, including the right of specific performance, to enforce Purchaser’s performance of its obligations under this Article 8.20.6 Notwithstanding anything in this Agreement to the contrary, Purchaser agrees to be responsible for and upon demand to indemnify Seller and to hold Seller harmless from and against any and all claims, demands, liabilities, damages, losses and judgments, including legal fees and all expenses, arising out of any breach by Purchaser of any of its obligations under Article 8.20.6. This indemnity obligation and all of Purchaser’s other obligations under this Article 8.20.6 shall survive the termination of this Agreement for any reason.
8.19.7 Purchaser shall have no right to and hereby agrees that it will not register, consent to or allow any third party claiming by, through or under Purchaser to register or consent to any Contract of Sale, Prospective Sale, International Interest or Prospective International Interest with respect to the Airframe or Engines until title to the Aircraft has been conveyed to Purchaser at the Closing. Seller shall have no obligation to register or consent to any registration of any Contract of Sale, Prospective Sale, International Interest or Prospective International Interest with respect to the Airframe and/or Engines until title to the Aircraft has been conveyed to Purchaser at the Closing
8.20 Agreement Negotiated. The parties to this Agreement are sophisticated and have been represented or had the opportunity to be represented in connection with the negotiation and performance of this Agreement. The parties agree that no presumptions relating to the interpretation of contracts against the drafter of any particular clause should or may be applied in this case and, therefore, waive their effects.
8.21 Confidentiality. The terms and conditions of this Agreement, and all writings, discussions, and negotiations in connection with the transaction contemplated by this Agreement (including, without limitation, the fact that discussions and negotiations have been conducted by the parties), shall remain strictly confidential and shall not be disclosed by either party, without the prior written consent of the other party, except that each party shall be entitled to disclose the terms and conditions of this Agreement (i) as may be required by law or legal process; (ii) to such party’s attorneys, accountants, consultants, lenders, and other advisors performing services for such party with respect to or affected by the transaction contemplated by this Agreement including Escrow Agent and their personnel; (iii) to each party’s employees with a need to know; (iv) as may be required to permit such party to pursue all available remedies for breach of this Agreement by the other party; and (v) to any entity that may provide financing to Purchaser in connection with the acquisition of the Aircraft.
8.22 Control. Notwithstanding any provision to the contrary herein, any conflict between this Agreement and any provision within any document between the Parties, including but not limited to, management agreements, purchase agreements, operator agreements, or the BSAs, the provision that provides the most favorable outcome to Blade, in Blade’s sole discretion, will control the subject matter.
[Signature Page follows immediately]

IN WITNESS WHEREOF, the undersigned parties have caused this Aircraft Purchase Agreement to be executed, delivered and effective as of the date first above written.

SELLER:                    PURCHASER:

M&N Equipment, LLC            N125XP LLC
dba M&N Aviation
                        By:    Blade Urban Air Mobility, Inc.,
                            its managing member

By:    /s/ Todd Schieck            By:    /s/ Melissa Tomkiel
Name:    Todd Schieck                Name:    Melissa Tomkiel
Title:    Managing Director            Title:    President